Rule 424(b)(3)
                                                File No. 33-61481

Pricing Supplement No. 0159                  Dated: June 11, 1997
(To Prospectus dated November 2, 1995 and
Prospectus Supplement dated November 2, 1995)

                     XEROX CREDIT CORPORATION
                   Medium-Term Notes, Series E
           Due Nine Months or More From Date of Issue
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                              GENERAL
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Principal Amount: $50,000,000
Issue Price: 108.7119% of Principal Amount (see below under "If as
  Principal" if Agent is acting as Principal)
Agent's Discount or Commission: None
Net proceeds to Company: $54,355,950 (108.7119% of Principal Amount) Original Issue Date (Settlement Date): June 26, 1997
Maturity Date: June 26, 1998
Agent: Smith Barney Inc.
Agent's capacity: / / As Agent
                  /X/ As Principal (see below)
  If as Principal:
  /X/ The Note is being offered at varying prices related to prevailing market prices at the time of resale.
  / / The Note is being offered at a fixed initial public
      offering price of   % of Principal Amount.
Form: /X/ Book Entry      / / Certificated
Specified Currency: U.S. Dollars
Authorized Denominations: $1,000
  Integral Multiples in excess thereof: $1,000
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                             INTEREST
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/X/ Fixed Rate Note (other than Amortizing or Zero-Coupon Note):

Fixed Rate of:  15.00% per annum

Interest on the Note will be calculated on a 30/360 basis and will be payable semiannually in arrears on December 26, 1997 and the date of Maturity (each, an "Interest Payment Date"), and the Regular Record Date in respect of each Interest Payment Date will be the eleveth day (whether or not a Business Day) of the month in which such Interest Payment Date occurs.
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    EARLY REDEMPTION AND/OR REPAYMENT, AND OPTIONAL EXTENSION
          OF MATURITY DATE, RESETS AND PAYMENT CURRENCY
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Early redemption at Company's option:
  /X/ No    / / Yes

Early repayment at Holder's option:
  /X/ No    / / Yes

Option to extend Maturity Date:
  /X/ No    / / Yes

Option to reset interest rate:
  /X/ No    / / Yes
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                            ATTACHMENT
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None.